EXHIBIT 99.2

                                  NEWS RELEASE



                    Investor Relations Contact: Susan Spratlen   (972) 444-9001

                   Pioneer Replaces 208% of Production in 2001

Dallas, Texas, February 5, 2002 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) (TSE:PXD) announced that as of December 31, 2001, its total proved oil and gas reserves were 671 million barrels oil equivalent (MMBOE), or 4 trillion cubic feet (Tcf) natural gas equivalent, including 325 million barrels (MMBbls) of crude oil and natural gas liquids and 2 Tcf of natural gas.

Pioneer replaced 208% of production at a finding cost of $7.49 per BOE during 2001. Excluding 25 MMBOE of downward revisions due to the decline in commodity prices, Pioneer replaced 268% of its production at a finding cost of $5.81 per BOE during 2001. Costs incurred during 2001 totaled $647 million, including $171 million for acquisitions and $476 million for development and exploration activities. Reserves as stated above were based on year-end NYMEX prices for oil and natural gas of $19.76 per barrel and $2.73 per Mcf, respectively. Year-end proved reserves and costs incurred are detailed in the attached supplemental schedule. Proved developed reserves account for approximately 70% of total proved reserves.

During 2001, Pioneer drilled 390 wells with 85% success worldwide, including 101 exploration and extension wells with 60% success. The Company drilled 271 wells in the U.S., 51 wells in Canada, 62 wells in Argentina, four wells in South Africa and one each in Gabon and Tunisia. Domestic drilling included 179 Spraberry oil wells, 41 wells in the Hugoton/West Panhandle gas field and 51 wells in other domestic fields.

For the three years ending in 2001, Pioneer's finding cost averaged $4.74 per BOE. Over the three-year period, Pioneer added 250 MMBOE for total costs incurred of $1.2 billion. Three-year average reserve replacement was 184%.

Over the past three years, Pioneer has added proved reserves related to its interest in its "Big 4" discoveries, Canyon Express, Devils Tower and Falcon in the deepwater Gulf of Mexico and Sable in the shallow waters offshore South Africa. The Company believes these projects hold potential for further reserve additions over time.

Pioneer also participated in discoveries for which no reserves have been recorded. During 2001, Pioneer made discoveries on its first well in the Olowi Block offshore Gabon and on Ozona Deep in the deepwater Gulf of Mexico and confirmed the presence of significant natural gas offshore South Africa. Pioneer plans to appraise these discoveries during 2002.

On the 2002 exploration front, Pioneer also plans to drill a second prospect offshore Gabon to test the oil rim on the southern section of the feature. Pioneer plans to continue exploration by drilling two wells in South Africa and two to three wells in Tunisia in North Africa. On the Gulf of Mexico shelf, the Company plans to drill the Gallup prospect which is similar to the Stirrup field where the Company drilled a discovery during 2001. In the deepwater Gulf of Mexico, Pioneer plans to test prospects near both Falcon and Devils Tower to take advantage of the new infrastructure currently under development in these areas.

Scott D. Sheffield, Chairman and CEO, stated, "Pioneer's exploration strategy, supported by incremental acquisitions in key areas, has added significant proved reserves and the potential for 55% to 60% production growth over the next 14 months. Pioneer also has several projects in the pipeline, in both the appraisal and prospect stages, which offer the potential to extend our production growth into 2004 and beyond. In 1997, we made a commitment to transform Pioneer into a successful exploration company and are very proud of our track record to date."

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Canada, Argentina, South Africa, Gabon and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

                        PIONEER NATURAL RESOURCES COMPANY
                            SUPPLEMENTAL INFORMATION
                          Year Ended December 31, 2001

                                                                                   South Africa
                                              United                                 & Other
                                              States      Argentina     Canada       Foreign        Total
                                             ---------    ---------     -------    -----------    ---------
Proved reserves:
     Oil (MBbls):
        Balance, January 1, 2001               138,350      27,806        1,429        5,552        173,137
        Revisions of previous estimates:
           Related to price changes            (11,265)          -          (59)           -        (11,324)
           Other                                20,206      (5,385)         (38)           -         14,783
        Purchases of minerals-in-place          17,063         170            -        2,133         19,366
        New discoveries and extensions           4,442       4,354            -            -          8,796
        Production                              (8,629)     (3,566)        (303)           -        (12,498)
        Sales of minerals-in-place                   -           -         (923)           -           (923)
                                             ---------    --------      -------     --------      ---------
        Balance, December 31, 2001             160,167      23,379          106        7,685        191,337
     Natural Gas Liquids (MBbls):
        Balance, January 1, 2001               128,452       8,037        2,637            -        139,126
        Revisions of previous estimates:
           Related to price changes             (6,757)          -           58            -         (6,699)
           Other                                (3,363)      4,453          251            -          1,341
        Purchases of minerals-in-place           7,880           -            -            -          7,880
        New discoveries and extensions               -           -           81            -             81
        Production                              (7,233)       (200)        (368)           -         (7,801)
        Sales of minerals-in-place                   -           -         (106)           -           (106)
                                             ---------    --------      -------     --------      ---------
        Balance, December 31, 2001             118,979      12,290        2,553            -        133,822
     Natural Gas (MMcf):
        Balance, January 1, 2001             1,354,327     408,282      132,919            -      1,895,528
        Revisions of previous estimates:
           Related to price changes            (50,385)          -        8,701            -        (41,684)
           Other                                91,424       4,460        6,366            -        102,250
        Purchases of minerals-in-place          63,113      31,700            -            -         94,813
        New discoveries and extensions          93,220      58,538        5,644            -        157,402
        Production                             (77,609)    (31,830)     (18,426)           -       (127,865)
        Sales of minerals-in-place                   -           -       (3,143)           -         (3,143)
                                             ---------    --------      -------     --------      ---------
        Balance, December 31, 2001           1,474,090     471,150      132,061            -      2,077,301
     Equivalent Barrels (MBOE):
        Balance, January 1, 2001               492,523     103,890       26,219        5,552        628,184
        Revisions of previous estimates:
           Related to price changes            (26,419)          -        1,449            -        (24,970)
           Other                                32,080        (189)       1,274            -         33,165
        Purchases of minerals-in-place          35,462       5,453            -        2,133         43,048
        New discoveries and extensions          19,979      14,110        1,022            -         35,111
        Production                             (28,796)     (9,071)      (3,742)           -        (41,609)
        Sales of minerals-in-place                   -           -       (1,553)           -         (1,553)
                                             ---------    --------      -------     --------      ---------
        Balance, December 31, 2001             524,829     114,193       24,669        7,685        671,376
                                             =========    ========      =======     ========      =========

Costs incurred for oil and gas producing activities ($000):

     Property acquisition costs:
        Proved                               $ 132,793    $ 13,182      $    29     $    706     $ 146,710
        Unproved                                19,572       2,465           97        1,960        24,094
                                             ---------    --------      -------     --------     ---------
                                               152,365      15,647          126        2,666       170,804
     Exploration costs                         129,639      36,237       12,707       41,446       220,029
     Development costs                         172,225      46,427       23,215       13,860       255,727
                                             ---------    --------      -------     --------     ---------
                                             $ 454,229    $ 98,311      $36,048     $ 57,972     $ 646,560
                                             =========    ========      =======     ========     =========

     Reserve replacement percentage               212%        214%         100%          n/a          208%
                                             =========    ========      =======     ========     =========

     Finding costs per BOE of proved
        reserves added                       $    7.43    $   5.07      $  9.61     $  27.17     $    7.49
                                             =========    ========      =======     ========     =========